                                                           FOR IMMEDIATE RELEASE


BERKSHIRE HILLS BANCORP, INC. ANNOUNCES THIRD QUARTER 2003 EARNINGS


PITTSFIELD, MA - October 22, 2003 - Berkshire Hills Bancorp, Inc. (the "Company"), (AMEX: BHL), the holding company for Berkshire Bank (the "Bank"), today reported net income of $2.4 million, or $0.43 diluted earnings per share for the quarter ended September 30, 2003 as compared to $2.1 million, or $0.38, for the quarter ended June 30, 2003 and $2.3 million, or $0.40 for the quarter ended September 30, 2002. Net income totaled $6.4 million for the first nine months of 2003, as compared to $6.3 million for the first nine months of 2002. Earnings per diluted share for the first nine months of 2003 were $1.12 compared to $1.07 for the first nine months of 2002.

Exclusive of gains on the sale of securities, earnings for the current quarter were $2.2 million, or $0.39 per diluted share. This compares to $0.38 per diluted share for the quarter ended June 30, 2003, where gains on the sale of securities and a tax credit from the Real Estate Investment Trust ("REIT") settlement were offset by a non-recurring retirement benefit charge.

"I am pleased with the Company's third quarter financial performance. We have been vigilant in our efforts to balance short and long term investments in anticipation of rising interest rates and at the same time drive current earnings. This objective has been facilitated by a combination of expense reduction and strong performance of our loan portfolio. In light of the earnings for the first nine months and our current business outlook we are comfortable with analyst's consensus estimates of at least $1.46 per share for the full year. While our attention to current period results go unabated we are also focused on planning the Bank's future," stated Michael P. Daly, President and Chief Executive Officer.

As compared to the third quarter of 2002, earnings for the current quarter benefited from a lower loan loss provision, which was consistent with an improved credit risk profile and a reduction in operating expenses, offset by a decline in net interest income and a higher effective income tax rate. As compared to the second quarter of 2003, lower net interest income, which was primarily attributed to heavy prepayment activity on loans, was offset by a lower loan loss provision.

Dividend Declared

The Company reported that the Board of Directors declared a quarterly cash dividend of $0.12 per common share. The dividend is payable on November 21, 2003 to shareholders of record at the close of business on November 6, 2003.

Third Quarter Highlights

o The Bank sold $38.0 million in one-to four-family fixed rate residential mortgages, as the Bank continued to reduce its exposure to long duration assets.

o Commercial loans increased $10.2 million, or 3.0%, and consumer loans increased $5.6 million, or 3.5%, from June 30, 2003.

o    Core deposits increased $16.2 million, or 3.3%, from June 30, 2003.

o Operating expenses, exclusive of EastPoint, decreased 3.5%, as compared to the same quarter last year.


Financial Condition

Loans increased $77.3 million from December 31, 2002, attributed primarily to growth in residential real estate loans, up $43.6 million, or 18.0%, and commercial real estate loans, up $27.0 million, or 17.2%. Loans declined $22.6 million from June 30, 2003 primarily due to the sale of residential loans, partially offset by an increase in commercial real estate loans and an increase in consumer loans. Securities available for sale increased $70.3 million from December 31, 2002, with $64.4 million of this growth occurring since June 30, 2003, as the Company took advantage of a rise in interest rates during the current quarter and a steep yield curve. Investments were made primarily in mortgage-backed securities with durations averaging 3.5 years.

Earning assets were funded by growth in deposits and increases in borrowings. Deposits increased $45.4 million, or 5.8%, from December 31, 2002 to $827.8 million at September 30, 2003, and were up $11.0 million, or 1.4%, from June 30, 2003. Deposit growth resulted from gains in core deposits, represented by demand, NOW, savings and money market accounts, as time deposits were essentially flat. Borrowings from the Federal Home Loan Bank increased $34.2 million from June 30, 2003, and increased $58.3 million from December 31, 2002.

Non-performing loans were $3.7 million at September 30, 2003, an increase of $63,000 from June 30, 2003, and a decline of $90,000 from December 31, 2002. The Bank held no foreclosed real estate at September 30, 2003 and June 30, 2003 compared to $1.5 million at December 31, 2002.

Sub-prime automobile loans totaled $13.0 million at September 30, 2003, a decrease of $2.1 million, or 14.0%, from June 30, 2003 and a decrease of $6.6 million, or 33.6%, from December 31, 2002. These loans are expected to continue to decline at a pace of approximately $2.1 million per quarter, which is consistent with the 2003 quarterly trend.

The ratio of loans delinquent 30 days or more to total loans was 0.98% at September 30, 2003, consistent with 1.06% at June 30, 2003, and reflective of improvement in the Bank's credit risk profile as compared to a ratio of 1.40% at December 31, 2002.

The allowance for loan losses totaled $10.1 million, representing 1.26% of total loans at September 30, 2003 compared to $10.3 million, or 1.25% of total loans at June 30, 2003, and $10.3 million, or 1.43% of total loans at December 31, 2002.

The Company's tangible book value per share at September 30, 2003, June 30, 2003, and December 31, 2002 was $18.71, $18.38 and $18.00, respectively.

Results of Operations

Net interest income was $9.3 million for the third quarter of 2003, decreasing $124,000 and $1.3 million, compared to the quarters ended June 30, 2003 and September 30, 2002, respectively. The Company's net interest margin was 3.51% for the third quarter of 2003 compared to 3.73% for the second quarter of 2003, and 4.21% for the third quarter last year. The decline in the net interest margin from the preceding quarter was attributable to heavy prepayments on one-to four-family residential loans and, to a lesser extent, from the actions taken by management to shorten the duration of earning assets, better positioning the Company's balance sheet given the current historically low interest rate environment. Prepayments are expected to slow significantly in the remaining months of 2003.

The provision for loan losses totaled $575,000 for the quarter ended September 30, 2003, a reduction of $210,000 from $785,000 for the quarter ended June 30, 2003 and $475,000 from $1.1 million for the same period in 2002. Net loan charge-offs totaled $760,000 for the quarter ended September 30, 2003, a decrease of $92,000, or 10.8%, compared to $852,000 for the quarter ended June 30, 2003 and a decrease of $576,000, or 43.1%, from $1.3 million for the quarter ended September 30, 2002.

Excluding license maintenance and sales fees from EastPoint and gains on the sale of securities, noninterest income was $1.6 million for the quarter ended September 30, 2003, essentially flat compared to the quarter ended June 30, 2003 and an increase of $440,000, or 39.3%, from $1.1 million for the quarter ended September 30, 2002. This increase compared to the same period last year was primarily the result of increases in trust department and loan fees and gains on the sale of loans.

License maintenance and processing fees and license sales and other fees, which represent revenue from EastPoint totaled $1.7 million in the current quarter, decreasing $405,000 from June 30, 2003 and $452,000 as compared to the same quarter last year. Associated expenses, which are recorded in various expense categories, totaled $1.8 million, net of minority interests, for the current quarter, a decrease of $412,000 from June 30, 2003 and $481,000 as compared to the same quarter last year.

Exclusive of EastPoint expenses and an $800,000 non-recurring retirement benefit charge taken in the second quarter of 2003, operating expenses totaled $6.8 million for the third quarter of 2003, a decrease of $244,000, or 3.5%, compared to the same quarter last year and up $39,000, or less than 1%, compared to the quarter ended June 30, 2003. The decrease was primarily due to decreases in salaries and benefits expense and in foreclosed real estate and other loan expenses. The decline in foreclosed real estate and other loan expenses resulted from a decline in expenses associated with the Bank's automobile repossession and sales activities.

The Company's effective tax rate was 36.0% in the quarter ended September 30, 2003, an increase compared to 32.6% for the same quarter last year. The increase was primarily due to the State's disallowance of a dividend received deduction paid to the Bank by the Bank's REIT. The effective tax rate is expected to remain at approximately 36.0% for the remaining quarter of 2003.

Michael P. Daly, President and Chief Executive Officer and Wayne F. Patenaude, Senior Vice President, Treasurer and Chief Financial Officer, will host a conference call at 10:00 A.M. (ET) on Thursday, October 23, 2003. This conference call will include forward-looking information and may include other material information. Persons wishing to access the conference call may do so by dialing 1-800-289-0529, and use access code 233673. Materials related to the topics to be discussed in the conference call will be available on the Bank's website, www.berkshirebank.com beginning at approximately 8:30 A.M. (ET) on October 23, 2003. Replays of the conference call will be available beginning October 23, 2003 at 5:00 P.M. (ET) through October 31, 2003 at 11:00 P.M. (ET) by dialing 1-888-203-1112, using access code 233673. If you have difficulty accessing the material, please contact Rose Borotto at 413-236-3144.

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and is the largest banking institution based in western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with 11 branch offices serving communities throughout Berkshire County. The Bank is committed to continuing to operate as an independent bank, delivering exceptional customer service and a broad array of competitively priced retail and commercial products to its customers.

This press release may contain certain forward-looking statements with regard to the Company's prospective performance and strategies within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions, and describe future plans, strategies, and expectations of the Company, are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or other similar expressions. The Company's ability to predict results, or the actual effects of its plans and strategies, are inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: the price of loans or other assets sold by the Bank in the future; changes in market interest rates, general economic conditions, legislation, and regulation; changes in the monetary and fiscal policies of the U.S. Government; changes in the quality or composition of the loan and investment portfolios; changes in deposit flows, competition, and demand for financial services and loan, deposit, and investment products in the Company's local markets; changes in local real estate values; changes in accounting principles and guidelines; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting the Company's operations, pricing, and services.

Specific factors that could cause future results to vary from current management expectations are detailed from time to time in the Company's SEC filings.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.



                                          BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                                                   CONSOLIDATED BALANCE SHEETS


                                                                                                       Unaudited
                                                                                                          At
                                                                                  -------------------------------------------------
                                                                                  September 30,        June 30,          Dec. 31,
                                                                                      2003               2003              2002
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    (In thousands)

ASSETS:
   Cash and due from banks                                                           $ 17,803           $ 11,303        $    17,258
   Short term investments                                                               9,262              8,024             43,397
                                                                                     --------           --------        -----------
        Total cash and cash equivalents                                                27,065             19,327             60,655
    Securities available for sale, at fair value                                      243,451            179,011            173,169
    Securities held to maturity, at amortized cost                                     41,380             46,476             44,267
    Federal Home Loan Bank stock, at cost                                              11,416              7,858              7,440
    Savings Bank Life Insurance stock, at cost                                          2,043              2,043              2,043
    Loans                                                                             800,280            822,873            723,022
    Allowance for loan losses                                                         (10,097)           (10,282)           (10,308)
                                                                                     --------           --------        -----------
           Net loans                                                                  790,183            812,591            712,714
    Premises and equipment, net                                                        12,816             13,132             13,267
    Foreclosed real estate                                                               -                   -                1,500
    Accrued interest receivable                                                         5,096              5,256              5,125
    Goodwill and other intangibles (1)                                                 10,284             10,334             10,435
    Net deferred tax assets                                                             2,843              2,601              2,185
    Bank owned life insurance                                                           7,626              7,529                 -
    Other assets                                                                       13,703             12,211             13,315
                                                                                  -----------        -----------        -----------
             TOTAL ASSETS                                                         $ 1,167,906        $ 1,118,369        $ 1,046,115
                                                                                  ===========        ===========        ===========
LIABILITIES AND STOCKHOLDERS' EQUITY:

    Deposits                                                                      $   827,782        $   816,772        $   782,360
    Federal Home Loan Bank advances                                                   191,318            157,156            133,002
    Securities sold under agreements to repurchase                                          -                  -                700
    Loans sold with recourse                                                              598                765              1,201
    Due to broker                                                                      20,019             16,411                -
    Accrued expenses and other liabilities (1)                                          5,632              6,714              5,846
                                                                                  -----------        -----------        -----------
              Total liabilities                                                     1,045,349            997,818            923,109
                                                                                  -----------        -----------        -----------
    Minority interests                                                                  2,300              2,301              2,438
    Stockholders' Equity:
         Preferred stock ($.01 par value; 1,000,000 shares                                -                  -                 -
          authorized; none issued or outstanding)
         Common stock ($.01 par value; 26,000,000 shares
          authorized; shares issued: 7,673,761 at September 30, 2003 and December 31, 2002; shares outstanding: 5,878,920
          at September 30, 2003 and 6,117,134 at December 31, 2002)                        77                 77                 77
    Additional paid-in capital                                                         75,605             75,430             74,632
    Unearned compensation                                                              (8,892)            (9,273)            (9,535)
    Retained earnings (1)                                                              84,362             82,603             80,010
    Accumulated other comprehensive income                                              5,427              5,870              5,542
    Treasury stock at cost (1,794,841 shares at September 30, 2003
          and 1,556,627 shares at December 31, 2002)                                  (36,322)           (36,457)           (30,158)
                                                                                  -----------        -----------        -----------
          Total stockholders' equity                                                  120,257            118,250            120,568
                                                                                  -----------        -----------        -----------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                          $ 1,167,906        $ 1,118,369        $ 1,046,115
                                                                                  ===========        ===========        ===========


(1) For the period ended December 2002, the information reflects the adoption of SFAS 147.
    The impact resulted in increases to goodwill of $497,000, deferred taxes of $169,000, and $328,000 to retained earnings.




                                          BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                                               CONSOLIDATED STATEMENTS OF INCOME


                                                                                            Unaudited

                                                                       Three Months Ended                  Nine Months Ended
                                                                --------------------------------    ------------------------------
                                                                September 30,      September 30,    September 30,    September 30,
                                                                    2003               2002             2003             2002
-----------------------------------------------------------------------------      -------------    -------------    -------------
                                                                                  (In thousands, except per share data)


INTEREST AND DIVIDEND INCOME:
    Bond interest                                             $          1,676     $       1,368    $       4,799    $       3,940
    Stock dividends                                                        269               411              747            1,031
    Short  term investment interest                                          5               121              103              326
    Loan interest                                                       11,908            14,551           36,249           44,282
                                                              ----------------     -------------    -------------    -------------
        TOTAL INTEREST AND DIVIDEND INCOME                              13,858            16,451           41,898           49,579
                                                              ----------------     -------------    -------------    -------------

INTEREST EXPENSE:
    Interest on deposits                                                 3,343             4,425           10,714           13,556
    Interest on FHLB advances and other borrowings                       1,206             1,467            3,362            4,325
                                                              ----------------     -------------    -------------     ------------
         TOTAL INTEREST EXPENSE                                          4,549             5,892           14,076           17,881
                                                              ----------------     -------------    -------------     ------------
         NET INTEREST INCOME                                             9,309            10,559           27,822           31,698
PROVISION FOR LOAN LOSSES                                                  575             1,050            1,685            3,875
                                                              ----------------     -------------    -------------     ------------
    NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                  8,734             9,509           26,137           27,823
                                                              ----------------     -------------    -------------     ------------
NON-INTEREST INCOME:
    Customer service fees                                                  568               557            1,743            1,666
    Trust Department fees                                                  573               411            1,563            1,365
    Loan fees                                                              142                79              337              394
    Gain/ (Loss) on sale of securities, net                                356               (29)           1,513              (37)
    Gain on sale of loans                                                  102                 -              240                -
    License maintenance and processing fees                              1,060             1,098            3,337            3,268
    License sales and other fees                                           661             1,075            2,131            1,984
    Other  income                                                          171                69              352              450
                                                              ----------------     -------------    -------------    -------------
         TOTAL NON-INTEREST INCOME                                      3,633             3,260           11,216            9,090
                                                              ----------------     -------------    -------------    -------------
OPERATING EXPENSE:
    Salaries and benefits                                                5,132             5,411           16,380           16,261
    Occupancy and equipment                                              1,191             1,236            3,794            3,932
    Marketing and advertising                                              137               177              379              389
    Data processing                                                        283               148              743              494
    Professional services                                                  292               337              834              942
    Office supplies                                                        164               154              525              531
    Foreclosed real estate and other loans, net                            333               581              740            1,821
    Amortization of other intangibles (1)                                   51                51              153              153
    Minority interests                                                      (1)              (43)            (137)            (300)
    Other expenses                                                       1,013             1,268            3,602            3,342
                                                              ----------------     -------------    -------------    -------------
         TOTAL OPERATING EXPENSE                                         8,595             9,320           27,013           27,565
                                                              ----------------     -------------    -------------    -------------
         INCOME BEFORE TAXES                                             3,772             3,449           10,340            9,348
                                                              ----------------     -------------    -------------    -------------
    Provision for income taxes (1)                                       1,358             1,123            3,966            3,043
                                                              ----------------     -------------    -------------    -------------
         NET INCOME                                           $          2,414     $       2,326    $       6,374    $       6,305
                                                              ================     =============    ==============   ==============

Earnings per share:
    Basic                                                     $           0.46     $        0.43    $        1.20    $        1.16
    Diluted                                                   $           0.43     $        0.40    $        1.12    $        1.07
Weighted average shares outstanding:
    Basic                                                                5,196             5,378            5,301            5,457
    Diluted                                                              5,655             5,850            5,711            5,907



(1)   For the quarter and nine months ended  September 30, 2002,  the  information reflects the adoption of SFAS 147.
      The impact for the quarter, and every quarter in 2002, resulted in a decrease of $124,000 in amortization expense, and an increase of $42,000 in the provision for income taxes.


                                            BERKSHIRE HILLS BANCORP, INC AND SUBSIDIARIES
                                                  CONSOLIDATED STATEMENTS OF INCOME


                                                                                        Unaudited
                                                                                      Quarters Ended
                                                            -----------------------------------------------------------------------
                                                            Sept. 30,        June 30,       Mar.31,        Dec. 31,       Sept. 30,
                                                              2003             2003          2003           2002            2002
-----------------------------------------------------------------------------------------------------------------------------------
                                                                             (In thousands, except per share data)

INTEREST AND DIVIDEND INCOME:
    Residential mortgage                                     $ 4,099         $ 4,564        $ 4,030       $  3,896         $ 3,969
    Commercial real estate                                     2,760           2,627          2,607          2,521           2,411
    Commercial                                                 2,401           2,474          2,544          2,559           2,820
    Indirect auto loans                                        1,945           1,836          1,920          2,686           4,365
    Other consumer                                               703             859            880            967             986
                                                             -------         -------        -------       --------         -------
        Total interest on loans                               11,908          12,360         11,981         12,629          14,551
    Securities                                                 1,886           1,706          1,770          1,721           1,711
    Federal Home Loan Bank                                        59              59             66             70              68
    Short-term investments                                         5              14             84            129             121
                                                             -------         -------        -------       --------         -------
        Total interest and dividend income                    13,858          14,139         13,901         14,549          16,451
                                                             -------         -------        -------       --------         -------
INTEREST EXPENSE:
    Deposits                                                   3,343           3,613          3,758          4,221           4,425
    Borrowings                                                 1,206           1,093          1,063          1,326           1,467
                                                             -------         -------        -------       --------         -------
         Total interest expense                                4,549           4,706          4,821          5,547           5,892
                                                             -------         -------        -------       --------         -------
         Net interest income                                   9,309           9,433          9,080          9,002          10,559
Provision for loan losses                                        575             785            325          2,305           1,050
                                                             -------         -------        -------       --------         -------
    Net interest income after provision for loan losses        8,734           8,648          8,755          6,697           9,509
                                                             -------         -------        -------       --------         -------
NON-INTEREST INCOME:
    Customer service fees                                        568             619            556            567             557
    Trust Department fees                                        573             554            436            431             411
    Loan fees                                                    142             147             48             46              79
    Net security gains(losses)                                   356             317            840         14,507             (29)
    License maintenance and sales fees                         1,721           2,126          1,621          1,739           2,173
    Net loan sales gains(losses)                                 102             138              -        (10,702)              -
    Loss on impairment of other assets                             -               -              -         (1,262)              -
    Penalty on prepayment of borrowings                            -               -              -         (1,067)              -
    Other non-interest income                                    171             121             60             69              69
                                                             -------         -------        -------       --------         -------
          Total non-interest income                            3,633           4,022          3,561          4,328           3,260
                                                             -------         -------        -------       --------         -------
NON-INTEREST EXPENSE:
    Salaries and benefits                                      5,132           5,962          5,286         12,227           5,411
    Occupancy and equipment                                    1,191           1,222          1,381          1,356           1,236
    Professional and outside service fees                        292             294            248            442             337
    Marketing and advertising                                    137             139            103            259             177
    Data processing                                              283             239            221            264             148
    REO and other loan expenses                                  333             286            121          1,429             581
    Amortization of other intangibles                             51              51             51             51              51
    Interest from disallowance of REIT                             -             (15)            44              -               -
    Other non-interest expense                                 1,176           1,589          1,196          1,717           1,379
                                                             -------         -------        -------       --------         -------
          Total non-interest expense                           8,595           9,767          8,651         17,745           9,320
                                                             -------         -------        -------       --------         -------
          Income before income tax expense                     3,772           2,903          3,665         (6,720)          3,449
Income tax effect resulting from REIT disallowance                 -            (244)           487              -               -
Provision for income taxes                                     1,358           1,009          1,356         (2,513)          1,123
                                                             -------         -------        -------       --------         -------
         NET INCOME                                          $ 2,414         $ 2,138        $ 1,822       $ (4,207)        $ 2,326
                                                             =======         =======        =======       ========         =======
Basic earnings per share                                     $  0.46         $  0.40        $  0.34       $  (0.78)        $  0.43
Diluted earnings per share                                   $  0.43         $  0.38        $  0.32       $  (0.78)        $  0.40
Average shares:
Basic                                                          5,196           5,291          5,357          5,370           5,378
Diluted                                                        5,655           5,687          5,731          5,370           5,850



                                                BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES


                                                                                            Unaudited
NON-PERFORMING ASSETS                                                                           At
-----------------------------------------------------------------------------------------------------------------------------------
                                                             Sept. 30,       June 30,        Mar. 31,       Dec. 31,      Sept. 30,
                                                               2003           2003             2003           2002           2002
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                          (In thousands)


Non-accrual loans:
    Residential mortgage                                  $      221     $      213      $      220      $      230     $      166
    Commercial real estate                                       154            165             167              -              -
    Commercial                                                 2,578          2,490           2,641           2,850          1,490
    Indirect automobile loans                                    696            710             706             593            759
    Other consumer                                                 2             10             148              68             99
                                                          ----------     ----------      ----------      ----------     ----------
        Total non-accrual loans                           $    3,651     $    3,588      $    3,882      $    3,741     $    2,514
Real estate owned ("REO"), net of allowance for losses           -              -                -            1,500          2,000
        Total non-performing assets                       $    3,651     $    3,588      $    3,882      $    5,241     $    4,514
Non-performing loans as a percentage of total loans            0.46%          0.44%           0.49%           0.52%          0.32%
Non-performing assets as a percentage of total loans
   and REO                                                     0.46%          0.44%           0.49%           0.72%          0.57%
Allowance for loan losses as a percentage of
   non-performing loans                                      276.55%        286.57%         266.59%         275.54%        424.66%
Allowance for loan losses as a percentage of total loans       1.26%          1.25%           1.31%           1.43%          1.36%
Net charge-offs as a percentage of total loans                 0.09%          0.10%           0.04%           0.37%          0.17%


=================================================================================================================================
PROVISION AND ALLOWANCE FOR LOAN LOSSES
=================================================================================================================================
Balance at beginning of period                            $   10,282     $   10,349      $   10,308      $  10,676      $  10,962
Charge-offs                                                   (1,015)        (1,164)         (1,111)        (3,174)        (1,840)
Recoveries                                                       255            312             827            501            504
                                                          ----------     ----------      ----------      ---------      ---------
    Net loan charge-offs                                        (760)          (852)           (284)        (2,673)        (1,336)
Provision for loan losses                                        575            785             325          2,305          1,050
                                                          ----------     ----------      ----------      ---------      ---------
Balance at end of period                                  $   10,097     $   10,282      $   10,349      $  10,308      $  10,676
                                                          ==========     ==========      ==========      =========      =========


=================================================================================================================================
NET LOAN (CHARGE-OFFS) RECOVERIES
=================================================================================================================================
Residential mortgage                                      $      -       $     -         $     -         $     -        $    -
Commercial real estate                                           -             -               -               -             (150)
Commercial loans                                                  21            (26)            399           (196)            18
Consumer loans (1)                                              (781)          (826)           (683)        (2,477)        (1,204)
                                                          ----------     ----------      ----------      ---------      ---------
         Total                                            $     (760)    $     (852)     $     (284)     $  (2,673)     $  (1,336)
                                                          ==========     ==========      ==========      =========      =========

=================================================================================================================================
SUBPRIME LOANS
=================================================================================================================================
Balance at end of period                                    $ 13,006       $ 15,128        $ 17,238       $ 19,573       $ 88,200
Allowance for subprime loans/Total subprime loans             15.75%         15.79%          16.01%         15.83%          4.08%

==================================================================================================================================
AVERAGE FICO SCORES CONSUMER LOANS (1)                           674            670             666            665            623
==================================================================================================================================

(1) Consists primarily of automobile loans




                                          BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                                                      SELECTED FINANCIAL RATIOS
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                               Unaudited
                                                                                   At or for the three months ended


                                                               Sept 30,       June 30,       March 31,       Dec 31,       Sept 30,
                                                                 2003          2003            2003           2002           2002
                                                                 ----          ----            ----           ----           ----
                                                                                 (In thousands, except per share data)

Performance Ratios (1):

    Return (loss)on average assets                              0.86%          0.80%           0.70%         (1.47%)          0.88%

    Return (loss)on average stockholders' equity                8.10%          7.16%           6.06%        (12.09%)          6.76%

    Return (loss)on average tangible stockholders' equity       8.87%          7.85%           6.33%        (13.14%)          7.31%

    Net interest margin                                         3.51%          3.73%           3.67%          3.89% (2)       4.21%

    Noninterest income to average assets                        1.16%          1.38%           1.04%          1.06% (3)       1.24%

    Noninterest expense to average  assets                      3.05%          3.35% (4)       3.31%          3.85% (4)       3.52%

    Average earning assets to average assets                   94.14%         95.09%          94.67%         94.88%          94.90%

    Efficiency ratio                                           68.29%         68.25% (4)      73.31%         87.27% (3,4)    68.20%

Asset Quality Ratios  (5):

    Non-performing loans                                   $    3,651     $    3,588       $   3,882     $    3,741       $   2,514

    Foreclosed real estate                                 $      -       $     -          $     -       $    1,500       $   2,000

    Non-performing assets                                  $    3,651     $    3,588       $   3,882     $    5,241       $   4,514

    Net charged-off loans to total loans                        0.09%          0.10%           0.04%          0.37%           0.17%

    Nonperforming loans to total loans                          0.46%          0.44%           0.49%          0.52%           0.32%

    Nonperforming assets to total loans and REO                 0.46%          0.44%           0.49%          0.72%           0.57%

    Nonperforming assets to total assets                        0.31%          0.32%           0.37%          0.50%           0.42%

    Allowance for loan losses to non-performing loans         276.55%        286.57%         266.59%        275.54%         424.66%

    Allowance for loan losses to total loans                    1.26%          1.25%           1.31%          1.43%           1.36%


Capital ratios (5):

    Stockholders' equity to total assets                       10.30%         10.57%          11.20%         11.53%          12.48%

    Tier I capital to average adjusted assets                   9.36%          9.66%          10.00%         10.30%          10.82%

    Tier I capital to risk weighted assets                     12.51%         12.06%          13.02%         13.45%          12.97%

    Total capital to risk weighted assets                      14.19%         13.75%          14.67%         15.19%          15.32%


Other data (5):

    Book value per share                                   $    20.46     $    20.14       $   19.80     $    19.71       $   21.78

    Tangible book value per share                          $    18.71     $    18.38       $   18.07     $    18.00       $   20.08


    Stock price:


        High                                               $    33.90     $    28.40       $   24.00     $  25.25         $  27.25

        Low                                                $    28.10     $    23.10       $   21.86     $  22.94         $  20.99

        Close                                              $    33.69     $    28.40       $   23.00     $  23.55         $  23.50


    (1) Ratios are annualized for each of the quarters

    (2) Adjusted  for impact of the  forfeiture  of $758,000 in interest  income upon the sale of subprime automobile loans in
        December 2002

    (3) Excludes net securities  gains/losses,  and, excludes charges related to the sale of subprime auto loans and other restructuring charges in fourth quarter of 2002

    (4) Excludes  retirement  benefit  charges  in second  quarter  of 2003 and severance costs and other management restructuring charges in fourth quarter of 2002

    (5) End of period prices and values





              BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES

          AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS (1)

                                Unaudited
                              Quarters ended

                                           September 30, 2003
                                           ------------------
                                     Average               Yield/
                                     Balance   Interest     Rate
------------------------------------------------------------------------
                                            (In thousands)

Earning assets:

Short-term investments             $    2,626   $      5     0.76%

Securities (2)                        220,514      1,886     3.42%

Federal Home Loan Bank                  8,406         59     2.81%

Loans:

  Residential mortgage                324,272      4,099     5.06%

  Commercial real estate              177,306      2,760     6.23%

  Commercial                          169,653      2,401     5.66%

  Indirect auto loans                 104,252      1,945     7.46%

  Other consumer                       54,684        703     5.14%
                                   ----------   --------

    Total loans                       830,167     11,908     5.74%
                                   ----------   --------

    Total earning assets            1,061,713   $ 13,858     5.22%
                                                ========

Other assets                           65,993
                                   ----------
    Total assets                   $1,127,706
                                   ==========

Funding liabilities:
Deposits:
  Non-interest-bearing deposits    $   99,351

  Savings, NOW and money market       407,451        832     0.82%
                                   ----------   --------

    Total core deposits               506,802        832     0.66%

    Certificates of deposits          330,821      2,511     3.04%
                                   ----------   --------

    Total deposits                    837,623      3,343     1.60%
                                   ----------    -------- -
Borrowings:

  Federal Home Loan Bank advances     165,011      1,206     2.92%

  Repurchase Agreements                     -          -         -
                                   ----------   --------

    Total borrowings                  165,011      1,206     2.92%
                                   ----------   --------

    Total funding liabilities       1,002,634   $  4,549     1.81%
                                                ========

Other liabilities                       3,650
                                   ----------

    Total liabilities               1,006,284

Minority Interest                       2,279

Stockholders' Equity                  119,143
                                   ----------

    Total liabilities and equity   $1,127,706
                                   ==========

Net interest income/spread                      $  9,309     3.41%
                                                ========

Net interest margin                                         3.51%


(1) Average yields earned and rates paid are annualized.

(2) Average balances and yields for securities available for sale are based on amoritized cost.




                BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES

             AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS (1)

                                    Unaudited
                                  Quarters ended

                                             June 30, 2003
                                             -------------
                                     Average               Yield/
                                     Balance   Interest     Rate
----------------------------------------------------------------------
                                          (In thousands)

Earning assets:

Short-term investments             $    2,834  $    14     1.98%

Securities (2)                        186,975    1,705     3.65%

Federal Home Loan Bank                  7,496       60     3.20%

Loans:

  Residential mortgage                324,366    4,564     5.63%

  Commercial real estate              164,997    2,627     6.37%

  Commercial                          171,007    2,474     5.79%

  Indirect auto loans                  93,772    1,836     7.83%

  Other consumer                       60,316      859     5.70%
                                   ----------  -------

    Total loans                       814,458   12,360     6.07%
                                   ----------  -------

    Total earning assets            1,011,763  $14,139     5.59%
                                               =======

Other assets                           60,165
                                   ----------
    Total assets                   $1,071,928
                                   ==========

Funding liabilities:
Deposits:
  Non-interest-bearing deposits    $   86,299

  Savings, NOW and money market       385,992      964     1.00%
                                   ----------  -------

    Total core deposits               472,291      964     0.82%

    Certificates of deposits          332,879    2,649     3.18%
                                   ----------  -------

    Total deposits                    805,170    3,613     1.79%
                                   ----------- --------
Borrowings:

  Federal Home Loan Bank advances     136,685    1,093     3.20%

  Repurchase Agreements                     -        -      na
                                   ---------   -------

    Total borrowings                  136,685    1,093      3.20%
                                   ----------   ------

    Total funding liabilities         941,855  $4,706      2.00%
                                               ======

Other liabilities                       8,376
                                   ----------

    Total liabilities                 950,231

Minority Interest                       2,339

Stockholders' Equity                  119,358
                                   ----------

    Total liabilities and equity   $1,071,928
                                   ==========

Net interest income/spread                     $9,433      3.59%
                                               ======

Net interest margin                                       3.73%


(1) Average yields earned and rates paid are annualized.

(2) Average balances and yields for securities available for sale are based on amoritized cost.



         BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES

     AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS (1)

                           Unaudited
                         Quarters ended

                                           September 30, 2002
                                           ------------------
                                     Average               Yield/
                                     Balance   Interest     Rate
--------------------------------------------------------------------
                                          (In thousands)

Earning assets:

Short-term investments             $   30,073   $   121     1.61%

Securities (2)                        161,875     1,711     4.23%

Federal Home Loan Bank                  7,378        68     3.69%

Loans:

  Residential mortgage                240,840     3,976     6.60%

  Commercial real estate              140,366     2,410     6.87%

  Commercial                          173,177     2,821     6.52%

  Indirect auto loans                 191,029     4,359     9.13%

  Other consumer                       59,618       985     6.61%
                                   ----------   -------

    Total loans                       805,030    14,551     7.23%
                                   ----------   -------

    Total earning assets            1,004,356   $16,451     6.55%
                                                =======

Other assets                           52,521
                                   ----------
    Total assets                   $1,056,877
                                   ==========

Funding liabilities:
Deposits:
  Non-interest-bearing deposits    $   82,900

  Savings, NOW and money market       357,677     1,365     1.53%
                                   ----------  ---------

    Total core deposits               440,577     1,365     1.24%

    Certificates of deposits          323,336     3,060     3.79%
                                   ----------   -------

    Total deposits                    763,913     4,425     2.32%
                                   ----------   -------
Borrowings:

  Federal Home Loan Bank advances  $  146,581     1,463     3.99%

  Repurchase Agreements                 1,075         4     1.49%
                                   ----------   -------

    Total borrowings                   147,656     1,467     3.97%
                                   ----------   -------

    Total funding liabilities         911,569   $ 5,892     2.59%
                                                =======

Other liabilities                       7,571
                                   ----------

    Total liabilities                 919,140

Minority Interest                       2,818

Stockholders' Equity                  134,919
                                   ----------

    Total liabilities and equity   $1,056,877
                                   ==========

Net interest income/spread                      $10,559     3.97
                                                =======

Net interest margin                                        4.21%


(1) Average yields earned and rates paid are annualized.

(2) Average balances and yields for securities available for sale are based on amoritized cost.



News contact:  Wayne F. Patenaude 413-236-3195
               Senior Vice President, Treasurer
               and Chief Financial Officer